Registration No. 333-______

      As filed with the Securities and Exchange Commission on June 8, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             Cheviot Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                       56-2423720
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                              3723 Glenmore Avenue
                               Cheviot, Ohio 45211
                    (Address of Principal Executive Offices)

                               Thomas J. Linneman
                              3723 Glenmore Avenue
                               Cheviot, Ohio 45211
                     (Name and Address of Agent for Service)


             Cheviot Financial Corp. 2005 Stock-Based Incentive Plan
                            (Full Title of the Plan)

                                   Copies to:

         Thomas J. Linneman                        Alan Schick, Esquire
President and Chief Executive Officer         Luse Gorman Pomerenk & Schick
      Cheviot Financial Corp.                  A Professional Corporation
        3723 Glenmore Avenue              5335 Wisconsin Ave., N.W., Suite 400
         Cheviot, Ohio 45211                     Washington, D.C.  20015
           (513) 661-0457                           (202) 274-2000
    (Name, Address and Telephone
    Number of Agent for Service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. :




                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
-------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share
                                   347,700(2)         $11.15(3)            $3,876,855.00             $456.31
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share
                                  138,318(4)          $11.01(5)            $1,522,881.18             $179.24
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share
                                  194,408(6)          $11.01(5)            $2,140,432.08             $251.93
--------------------------------------------------------------------------------------------------------------------
                                 680,426                                   $7,540,168.26             $887.48
         Totals
====================================================================================================================


--------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Cheviot Financial Corp. 2005 Stock-Based Incentive Plan (the "Stock Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Cheviot Financial Corp. pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock currently reserved for issuance under the Stock Plan for any stock options that have been granted.
(3) Determined by the exercise price of options pursuant to 17 C.F.R. Section 230.457(h)(1).
(4) Represents the number of shares of common stock currently reserved for issuance under the Stock Plan for any future stock option grants.
(5) Determined by reference to the fair market value of the common stock on June 6, 2005, pursuant to 17 C.F.R. Section 230.457(c).
(6) Represents the number of shares of common stock available for award of restricted stock under the Stock Plan.

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Cheviot Financial Corp. 2005 Stock-Based Incentive Plan (the "Stock Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by Cheviot Financial Corp., a federal corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 000-50529), filed with the Commission on March 31, 2005 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on December 29, 2003 (Commission File No. 000-50529).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Annual Report on Form 10-K to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Annual Report on Form 10-K.

     The Company shall furnish without charge to each person to whom the Annual Report is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to James
E. Williamson, Executive Secretary, Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211, telephone number (513) 661-0457.

     All information appearing in this Registration Statement and the Annual Report on Form 10-K is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Article VI of the Bylaws of Cheviot Financial Corp. (the "Company") sets forth circumstances under which directors, officers, employees and agents of the Company may be indemnified against liability which they incur in their capacities as such:

ARTICLE VI - Indemnification, Expenses and Insurance

     Section 1. Indemnification. The Company shall indemnify its officers and directors to the full extent permitted by the regulations of the OTS. The Company may, to such extent and in such manner as is determined by the Board of Directors, but in no event to an extent greater than is permitted by the regulations of the OTS, indemnify any employees or agents of the company permitted to be indemnified by provisions of the regulations of the OTS.

     Section 2. Expenses. The right to indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the regulations of the OTS. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     Section 3. Insurance. The Company may maintain insurance to the full extent permitted by the regulations of the OTS, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

 Regulation S-K                                                                           Reference to Prior Filing
 Exhibit Number                                                                            or Exhibit No. attached
                                                Document                                            hereto

       4          Form of Common Stock Certificate                                                    *

       5          Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation            Exhibit 5

       10         Cheviot Financial Corp. 2005 Stock-Based Incentive Plan                             **

      23.1        Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation      Contained in Exhibit 5

      23.2        Consent of Grant Thornton LLP                                                  Exhibit 23.2

       24         Power of Attorney                                                      Contained on Signature Page

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 Registration Number 333-106663) as filed on June 30, 2003 and as amended on September 2, 2003, September 30, 2003, October 20, 2003, and November 3, 2003.
** Incorporated by reference to the Company's Proxy Statement relating to the Company's April 26, 2005 annual meeting of stockholders, filed with the Commission on March 25, 2005.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cheviot, State of Ohio, on this 6th day of June, 2005.

                            CHEVIOT FINANCIAL CORP.


                           By: /s/ Thomas J. Linneman
                               Thomas J. Linneman
                               President and Chief Executive Officer
                               (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Cheviot Financial Corp. (the "Company") hereby severally constitute and appoint Thomas J. Linneman as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Thomas J. Linneman may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock underlying the Cheviot Financial Corp. 2005 Stock-Based Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Thomas J. Linneman shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

     Signatures                Title                                   Date
     ----------                -----                                   ----

/s/ Thomas J. Linneman       President, Chief Executive          June 6, 2005
--------------------------
Thomas J. Linneman          Officer and Director (Principal
                            Executive Officer)

/s/ Scott T. Smith          Chief Financial Officer              June 6, 2005
--------------------------
Scott T. Smith              (Principal Financial and
                            Accounting Officer)

/s/ Gerhard H. Hillmann     Director                             June 6, 2005
--------------------------
Gerhard H. Hillmann


/s/ Edward L. Kleemeier     Director                             June 6, 2005
--------------------------
Edward L. Kleemeier


/s/ John T. Smith           Director                             June 6, 2005
--------------------------
John T. Smith


/s/ Robert Thomas           Director                             June 6, 2005
---------------------------
Robert Thomas


/s/ James E. Williamson     Director                              June 6, 2005
---------------------------
James E. Williamson

                                  EXHIBIT INDEX


Exhibit Number             Description

      4    Form of Common Stock Certificate*

      5    Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation

      10   Cheviot Financial Corp. 2005 Stock-Based Incentive Plan**

      23.2 Consent of Grant Thornton LLP

      24 Power of Attorney (contained in the signature page to this Registration Statement).
------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 Registration Number 333-106663) as filed June 30, 2003 and as amended on September 2, 2003, September 30, 2003, October 20, 2003 and November 3, 2003.
** Incorporated by reference to the Company's Proxy Statement relating to the Company's April 26, 2005 annual meeting of stockholders, filed with the Commission on March 25, 2005.

                                    Exhibit 5

                  [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK]


(202) 274-2000

June 6, 2005

Board of Directors
Cheviot Financial Corp.
3723 Glenmore Avenue
Cheviot, Ohio 45211

        Re:      Cheviot Financial Corp.
                 Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the "Common Stock"), of Cheviot Financial Corp. (the "Company") issued pursuant to the Cheviot Financial Corp. 2005 Stock-Based Incentive Plan (the "Plan").

     In rendering the opinion expressed herein, we have reviewed the Charter of the Company, the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     At the time of effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                               Very truly yours,


                              /s/ Luse Gorman Pomerenk & Schick
                                  Luse Gorman Pomerenk & Schick
                                  A Professional Corporation

                                  Exhibit 23.2

                          Independent Auditors Consent



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



     We have issued our report dated March 11, 2005, accompanying the consolidated financial statements of Cheviot Financial Corp. (the "Corporation") as of December 31, 2004 and 2003, and for the year ended December 31, 2004, which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report into the Corporation's Form S-8 to be filed with the Securities and Exchange Commission on or about June 6, 2005.



/s/ Grant Thornton LLP
Cincinnati, Ohio
June 6, 2005